Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 133-150712 on Form S-8 of our report dated June 30, 2011, relating to the consolidated financial statements of Technology Research Corporation included in this Form 8-K/A for the year ended March 31, 2011.

/s/ Mayer Hoffman McCann PC

Clearwater, Florida

August 1, 2011